PROMISSORY NOTE

$[●]	January 13, 2011

FOR VALUE RECEIVED, and intending to be legally bound, Pantheon China Acquisition Corp. III (the “Maker”), hereby unconditionally and irrevocably promises to pay to the order of [●] (the “Payee”), in lawful money of the United States of America, the sum of [●] ($[●]) on or before the earlier of (i) January 13, 2015 or (ii) the date that the Maker (or a wholly owned subsidiary of the Maker) consummates a merger or similar transaction with an operating business (the “Maturity Date”).

This Promissory Note is non-interest bearing, and shall be due and payable at the Maturity Date, or the prepayment date, if any, whichever is earlier. This Promissory Note may be prepaid in whole or in part at any time or from time to time prior to the Maturity Date.

For purposes of this Promissory Note, an "Event of Default" shall occur if the Maker shall: (i) fail to pay the entire principal amount of this Promissory Note when due and payable, (ii) admit in writing its inability to pay any of its monetary obligations under this Promissory Note, (iii) make a general assignment of its assets for the benefit of creditors, or (iv) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings.

In the event that an Event of Default has occurred, the Payee or any other holder of this Promissory Note may, by notice to the Maker, declare this entire Promissory Note to be forthwith immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker.  In the event that an Event of Default consisting of a voluntary or involuntary bankruptcy filing has occurred, then this entire Promissory Note shall automatically become due and payable without any notice or other action by Payee.

The nonexercise or delay by the Payee or any other holder of this Promissory Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.  No waiver of any right shall be effective unless in writing signed by the Payee, and no waiver on one or more occasions shall be conclusive as a bar to or waiver of any right on any other occasion.

Should any part of the indebtedness evidenced hereby be collected by law or through an attorney-at-law, the Payee or any other holder of this Promissory Note shall, if permitted by applicable law, be entitled to collect from the Maker all reasonable costs of collection, including, without limitation, attorneys’ fees.

All notices and other communications must be in writing to the address of the party set forth in the first paragraph hereof and shall be deemed to have been received when delivered personally (which shall include via an overnight courier service) or, if mailed, three (3) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid. The parties may designate by notice to each other any new address for the purpose of this Promissory Note.

Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, and notice of dishonor of this Promissory Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Promissory Note.

This Promissory Note shall be binding upon the successors and assigns of the Maker, and shall be binding upon, and inure to the benefit of, the successors and assigns of the Payee.

This Promissory Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

IN WITNESS WHEREOF, the undersigned Maker has executed this Promissory Note as of January 13, 2011.

MAKER:

PANTHEON CHINA ACQUISITION CORP. III

By:
Jennifer J. Weng – Director, President

By:
Charles W. Allen – Director, Secretary, Chief Financial Officer